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                                                                   EXHIBIT 23.9


               CONSENT OF INDEPENDENT ENGINEERS AND GEOLOGISTS


        We hereby consent to the incorporation by reference of our report entitled "Audit of Evaluation of Oil and Gas Reserves of Chauvco Resources Ltd." prepared for Chauvco Resources Ltd. dated February 8, 1997 and to all references to our firm included in or made a part of this Amendment No. 1 to Registration Statement on Form S-3 of Pioneer Natural Resources Company and Pioneer Natural Resources USA, Inc.


                                        MARTIN PETROLEUM & ASSOCIATES



                                        By: /s/ John M. Hewitt
                                           -----------------------------
                                           John M. Hewitt, M.A., P.Eng.
                                           Associate Partner


Calgary, Alberta
December 31, 1997